TRUSTCO
Bank Corp NY	Exhibit 99(b)

CORPORATE GOVERNANCE GUIDELINES

SUMMARY
The TrustCo Bank Corp NY (“TrustCo” or the “Company”) Board of Directors (the “Board”) recognizes its responsibility to assure the success of the Company through sound oversight of the business and through adherence to legal and regulatory requirements and to the Company’s own policies.

Each member of the Board owes a duty of loyalty to the Company. Directors have an obligation to provide ethical leadership and personal integrity while always acting in the best interests of the Company and its shareholders.

The Board understands its role of increasing shareholder value and overseeing the Company’s business for the benefit of shareholders.

TRUSTCO BANK CORP NY CORPORATE GOVERNANCE GUIDELINES

BUSINESS ETHICS
The Board believes that the long-term success of the Company is dependent upon the maintenance of an ethical business environment that focuses on adherence to both the letter and the spirit of regulatory and legal mandates. The Board expects management to conduct operations in a manner aligned with the Board’s view.

BOARD MEMBERSHIP SELECTION
Each Board member is responsible for identifying candidates who may be suitable for election to the Board. Specific information on the desired characteristics of potential candidates and the responsibilities of existing Board members in regard to nominations of new directors is included in the Charter of the Board’s Nominating and Corporate Governance Committee.

BOARD LEADERSHIP
Chair
The Board should have the flexibility to make the choice of Board leadership in any way that it deems to be in the best interests of the Company. Therefore, the Board does not have a policy on whether or not the role of the President/Chief Executive Officer and Chairman should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee Directors or be an employee.

BOARD COMPOSITION AND PERFORMANCE

Board Meeting Attendance and Preparation
Attendance at all Board meetings, appropriate Board Committee meetings and annual meetings is expected, however it is recognized that circumstances will cause Directors to miss meetings from time to time. Repeated absences by a Director from such meetings will be considered by the Nominating and Corporate Governance Committee in its deliberations with respect to the renomination of such Director. Each Director is expected to be fully prepared for Board and Committee meetings. Company management is responsible for the timely delivery of meeting materials in advance of all meetings.

Committees
The Bylaws of the Company provide for the Board to appoint members to special committees as may seem necessary or desirable.  There are currently three committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Committees and Committee Structure

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At least once each year, the Board will consider and vote upon committee memberships for the next year, and the Board may reassign committee responsibilities from time to time to the extent necessary or appropriate.

—	At least once each year, the Board will consider and vote upon the committee members who will serve as chairs of such Board committees.

—	The Board will form and delegate authority to committees when appropriate.

—	At least once each year, the Board will review the performance of its committees.

Executive Session of Directors
The Directors who are independent (as that term is defined in the listing standards of The NASDAQ Stock Market) shall meet in Executive Session on a regular basis (at least twice annually).

Confidentiality
It is essential that all Directors respect the confidentiality of all Board discussions and decisions. Confidentiality is essential for the effective functioning of the Board and for the protection of the Company and its shareholders.  Violations of this obligation will be addressed by the Nominating and Corporate Governance Committee or the full Board. Any Director who is found to have violated his or her obligation of confidentiality will not be renominated to the Board and may be asked to resign from the Board.

Term Limits/Continuing Board Service
The Board does not believe it should establish term limits. Under the Company’s certificate of incorporation and bylaws, there are three classes of Directors who generally stand for re-election every three years as the Board determines an individual’s suitability to stand for re-election. The Nominating and Corporate Governance Committee is responsible for reviewing expiring terms of Board Members and after a review of the Directors’ performance and contribution during their previous term, making appropriate recommendations for re-election. Directors understand that their lives are dynamic and that the ability of a Director to serve effectively may vary with changes in the Director’s work and personal life. The Board encourages each Director who stands for re-nomination to examine and determine his/her own qualification for continued Board service.

Board Limit on Publicly Traded Companies
Directors are not allowed to serve on more than four boards of directors of publicly traded companies, including TrustCo, and none of such other companies may be a financial institution or a parent company of a financial institution.

Directors Who Change Their Job Responsibility
Directors who significantly change the job responsibility they held when they were elected to the Board should submit a letter of resignation. This would not necessarily result in the Director leaving the Board. However, it is an opportunity for the Board to review the appropriateness of continued Board membership.

Conflicts of Interest/Company Reputation
When a Director determines that he/she is in a potential conflict of interest with regard to such Director’s service on the Board, he/she must comply with applicable provisions of the Company’s Code of Conduct and immediately notify the Board of the potential or actual conflict of interest and disqualify himself/herself from discussing or voting on that particular matter.  Any Director who is involved in a situation that may be detrimental to the Company’s reputation is expected to communicate with the Board and offer to resign if in the best interest of the Company.

Board Compensation Review
The Compensation Committee of the Board should periodically review the status of Board compensation levels. As part of a Director’s total compensation, and to create direct linkage with corporate performance, the Board may pay a portion of the Director’s compensation in the Company’s common stock.

Stock Ownership
The Board believes Directors and designated members of senior management should have a financial investment in the Company. Each Director is expected to own at least 10,000 shares (including options) within four years of being elected to the Board. Ownership guidelines for members of Senior Management are as follows:

—	Chief Executive Officer 150,000 shares (including options)

—	Executive Vice Presidents 100,000 shares (including options)

These guidelines for members of senior management are expected to be achieved within four (4) years of being appointed to their positions.

CERTAIN AREAS OF BOARD INVOLVEMENT AND INTERACTION

The Board’s Role in Strategic Planning
The Board will take an active role in strategic planning, implementation and appraisal, realizing that strategy review is one of the Board’s most important responsibilities.

Succession Planning & Leadership Development
The Board will require the President to give an annual report on the status of succession planning, including the President Succession Plan. Periodically, the Board will require a plan regarding leadership development for the Company.

Board Development
The Board is committed to supporting continuing education for all its members through the use of both internal and external resources.

Board Access to Senior Management
Board members have complete access to the Company’s executive officers. Board members, in their own good judgment, should assure that this contact is constructive and not distracting to the business operation of the Company.  The Board encourages executive management, from time to time, to bring Vice Presidents and division heads into Board meetings to provide meaningful additional insight on the specific subject matter; make presentations regarding major projects; and expose high potential managers to the Board.

Board’s Ability to Hire Consultants
The Board has the express authority to hire its own consultants, as it deems appropriate.

Board’s Interaction with Institutional Investors, the Press, Customers, etc.
Communications with institutional investors, media and similar outside parties is the responsibility of the President/Chief Executive Officer, Chief Financial Officer, Chief Banking Officer and the Company spokesperson. Any requests by the press for commentary from Board members should be referred to the President. If comments from the Board are appropriate in a given situation, they should come from the Chairman or a Director designated by the Board.

Business Referral
Directors are expected to promote the Company within their spheres of influence and to assist the Company in developing new business.